Exhibit 23.2


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement No. 333-48447 on Form S-8.


                                                         /s/ Arthur Andersen LLP



Portland, Oregon
February 25, 2002